                 AGREEMENT TO SELL AND PURCHASE REAL PROPERTY
                            AND ESCROW INSTRUCTIONS
                            -----------------------



     THIS AGREEMENT TO SELL AND PURCHASE REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement"), is entered into as of August 1, 1997, by and between SMART & FINAL INC., a Delaware corporation ("Seller"), and FRED KAYNE, or assignee ("Purchaser"), with reference to the following facts and constitutes (i) a contract of purchase-and-sale between the parties, and (ii) escrow instructions to Commonwealth Land Title Company, 888 West 6th Street, Los Angeles, California 90017 ("Escrow Holder").

                                   RECITALS
                                   --------

     A. Seller is the owner of that certain real property, together with any and all easements, covenants and other rights appurtenant to such real property (the "Premises") which are located in the City and County of Los Angeles, State of California and described as follows: Buildings A and C including underlying land, and Land D all as identified on Exhibit A hereto and legally described in Exhibit B, both of which Exhibits are attached to and made a part of this Agreement by this reference. The Premises, together with any buildings and improvements on such Premises and all of the rights, benefits, easements and appurtenances, and all right, title and interest of Lessor in the land lying in all streets, highways and rights-of-way abutting the Premises are collectively referred to herein as the "Property". The Property is more commonly known as 4700 S. Boyle Avenue, 4719 S. Boyle Avenue, and 4820 Alcoa Avenue, Los Angeles (Vernon), California 90058. If there is any variance between the description above and the legal description on the preliminary title report approved by Purchaser, then the parties agree that the legal description shown on such preliminary title report shall supersede the above description.

     B. Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Purchase Price.  The purchase price for the Property is Nine Million
         --------------
One Hundred Thousand and No/100 Dollars ($9,100,000.00) which sum shall be paid by Purchaser to Seller as follows:

         a.  Initial Deposit.    Immediately upon opening escrow Purchaser
             ---------------
agrees to deposit into escrow a signed copy of this Agreement along with the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) as a deposit on account of the purchase price. The deposit shall be made payable to, and be held by Escrow Holder. All deposits shall be held in an interest bearing account until the Close of Escrow (as defined below), with the interest credited to the Purchaser. The deposit shall be refundable to Purchaser until all of Purchaser's and Seller's contingencies as set forth in Article 3 have been satisfied, at which time the deposit will become non-refundable and applied to the purchase price at the Close of Escrow or as liquidated damages in the event Purchaser defaults as set forth in Article 6 hereof. Seller may elect to terminate this Agreement if the deposit is not delivered to Escrow Holder within the time provided.


         b.  Balance of Purchase Price.  On or before the Close of Escrow (as
             -------------------------
defined below), Purchaser shall deposit into escrow the balance of the purchase price in cash, certified check, wire transfer, or other readily available funds required to be deposited or paid by Purchaser for payment of expenses, fees, prorations and the like.


     2.  Escrow.
         ------


         a.  Commencement Date.  As used in this Agreement, the term
              -----------------
"Commencement Date" means the date on which both parties have received an original signed version of this Agreement.

         b.  Opening Escrow.  As soon as possible following the Commencement
             --------------
Date, but in any event not later than five (5) calendar days, a signed copy of this Agreement shall be deposited with Escrow Holder in order to open an escrow to complete the purchase and sale of the Property. In the event Escrow Holder requires any additional escrow instructions for the opening of escrow, such additional instructions shall be drawn by Escrow Holder and executed by Purchaser and Seller within forty-eight (48) hours from delivery of such additional instructions. Any additional instructions shall contain Escrow Holder's standard provisions except where inconsistent with the terms and conditions of this Agreement. Should any conflict arise between the additional instructions and this Agreement, then the terms and conditions of this Agreement shall control notwithstanding the fact the additional instructions may have been executed later in time.

         c.  Close of Escrow.  For purposes of this Agreement, the "Close of
             ---------------
Escrow" shall be the date that the grant deed conveying the Property to Purchaser is recorded in the Official Records of Los Angeles County, California. Close of Escrow shall be at the office of Escrow Holder on or before fifteen
(15) days following the end of the Due Diligence Period (as defined below) (unless extended as provided for in this Agreement), or earlier upon three (3) days' prior written notice by Purchaser to Seller and Escrow Holder.

     3.  CONDITIONS OF PURCHASE AND SALE.
         -------------------------------

         a.  Due Diligence.  Purchaser's obligation to purchase the Property is
             -------------
subject to, and conditioned upon, the satisfactory performance of such research, investigations, studies and other due diligence concerning the Property as Purchaser, in its sole discretion, deems appropriate (the "Due Diligence"). Purchaser shall have from the Commencement Date to and including 5:00 p.m. on the forty-fifth (45th) day following the Commencement Date (the "Due Diligence Period") to conduct its Due Diligence. Purchaser shall be entitled to terminate its obligations under this Agreement upon providing notice of the same to Seller within the Due Diligence Period, in which case the rights of the parties shall be governed by Article 4 of this Agreement.

         b.  Purchaser's Financial Information.  Within seven (7) days following
             ---------------------------------
following the Commencement Date, Purchaser shall provide Seller with a personal financial statement, including a schedule summarizing Purchaser's stock portfolio (the "Financial Information"). Seller shall have five (5) days following receipt of the Financial Information to request further or additional supporting documentation which, in Seller's reasonable determination, is necessary in order to evaluate Purchaser's Financial Information, in which case, Purchaser shall reasonably cooperate in providing Seller with such information. Purchaser's obligations with respect to the delivery of the Financial Information, and Seller's review thereof, is for informational purposes only, and Seller's approval thereof shall not be a condition to the Close of Escrow.

         b.  Preliminary Title Report.  Within ten (10) days from the
             ------------------------
Commencement Date, Seller shall order and deliver to Purchaser a preliminary title report from Commonwealth Land Title Company which shall be accompanied by all underlying documents of record (the preliminary title report and underlying documents being collectively referred to as the "PTR") which shall reflect the condition of title to the Property as of a date not earlier than the Commencement Date. If Purchaser does not receive the PTR within the 10-day period, all time frames identified below as a condition of purchase and the date for Close of Escrow shall be extended by the same number of days the receipt of the PTR is delayed, up to a maximum of seven (7) days, at which time Seller shall be deemed in default of its obligations under this Article 3(b).
Purchaser shall have fifteen (15) days after receipt of the PTR within which to approve or send written objection to any item, exception, or condition shown on the PTR other than current taxes. Those items not objected to in writing within the 15-day period shall be deemed approved by Purchaser. If Purchaser disapproves in writing of any items, exceptions or conditions shown on the PTR within the 15-day period, Seller shall have seven (7) days from the date of any such notice in which to cause the same to be removed, or to otherwise satisfy Purchaser with respect to the same. If Seller is unable to cure or remove all disapproved items from the PTR within such time frame, Purchaser may either (i) waive its objections and accept title to the Property in its then-current condition, or (ii) terminate this Agreement by giving notice to Seller (with a copy to Escrow Holder) within five (5) days of Seller notifying Purchaser that it is unable to cure or remove such items. If Purchaser duly exercises its right of termination under this section then Escrow Holder shall return the Deposit to Purchaser as Purchaser's sole remedy. If Purchaser fails to exercise its right of termination under this section, then Purchaser shall be required to accept any and all uncured title defects and lack of insurability, without postponement of the Closing Date or reduction in the Purchase Price and without any claim against Seller on account thereof.

         c.  Physical Inspection.  Purchaser shall have until the expiration of
             -------------------
the Due Diligence Period to conduct and approve all tests and studies it deems advisable, including but not limited to, environmental, geological, feasibility, structural and pest control, engineering and traffic studies, and to satisfy itself that it will be able to obtain any and all permits, licenses, authorizations, concessions, variances and approvals from all applicable governmental authorities relating to its use of the Property, to obtain verification of the zoning of the Property for Purchaser's intended use of the Property. If Purchaser does not provide Seller with written notice of its election to terminate the Agreement within the Due Diligence Period, this condition shall be deemed waived by Purchaser.

         d.  Right of Entry.  Purchaser and Purchaser's employees, agents,
             --------------
authorized representatives and contractors may enter upon the Property at all reasonable times upon at least twenty-four (24) hours' prior telephonic notice to Mr. Robert Wess or Mr. John Kosinski at the offices of Seller for the purposes of inspecting the Property including, but not limited to, making or performing such inspections, tests, borings, surveys, studies and samplings ("Tests") as Purchaser deems necessary or advisable. Purchaser agrees to return the Property to its original condition immediately after each and all such inspections and Tests. Purchaser agrees to indemnify Seller and hold Seller harmless from and against all claims, losses, liabilities, damages, expenses, costs, or fees, including reasonable attorneys' fees, arising from any injury to or death of persons, or damage to or loss of property, resulting from the conduct of any inspections or Tests caused by Purchaser or Purchaser's employees, agents and representatives. Purchaser shall promptly deliver to Seller, at no cost or expense to Seller, copies of any and all environmental information Purchaser has obtained or hereafter obtains with respect to the Property. The license hereby granted shall be deemed revoked upon termination of this Agreement, except that the indemnity obligations of Purchaser hereunder shall survive any termination of this Agreement.

         e.  Approval of Lease.  The parties shall have entered into a Lease
             -----------------
described in Article 19 below prior to the expiration of the Due Diligence Period, and effective only upon and as of the Close of Escrow. Purchaser shall prepare and deliver the Lease to Seller not later than seven (7) days before the end of the Due Diligence Period.

         f.  Racking.  As part of the purchase price, Purchaser is acquiring
             -------
between 100,000 - 125,000 square feet of racking and related fixtures (the "Racking") located at the Property. The parties shall prepare and initial a schedule of such Racking prior to the expiration of the Due Diligence Period, which schedule shall be appended to this Agreement as Exhibit "C".

     4.  TERMINATION OF AGREEMENT.  If a party exercises its right to terminate
         ------------------------
this Agreement in accordance with an express provision providing for such right, Escrow Holder shall return to each party all funds and documents deposited by it into escrow and Purchaser and Seller shall each pay one-half ( 1/2) of Escrow Holder's fee; provided, however, if this Agreement is terminated by Seller due either to Purchaser's failure to place the Deposit into escrow, Purchaser shall pay the entire fee charged by Escrow Holder.

     5.  SALE LIMITATION.    It is expressly understood and acknowledged by
         ---------------
Purchaser and Seller that Purchaser is not purchasing any right, title or interest in or to the name "Smart & Final", or any other trade name, trade dress, logo or other identifying mark or intangible property right in or to Seller's business.

     6.  LIQUIDATED DAMAGES.    IN THE EVENT PURCHASER FAILS TO CLOSE THE
         ------------------
TRANSACTION, EVEN THOUGH ALL DUE DILIGENCE MATTERS AND CONDITIONS TO CLOSING HAVE BEEN SATISFIED, SELLER AND PURCHASER AGREE THAT BY PLACING THEIR INITIALS HERE, PURCHASER: (____) AND SELLER: (____) THAT SELLER SHALL RETAIN THE DEPOSIT OF ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) AS LIQUIDATED DAMAGES FOR BREACH OF CONTRACT. PURCHASER AND SELLER AGREE

THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN CASE OF PURCHASER'S DEFAULT, AND THE SUM OF ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) IS A REASONABLE ESTIMATE OF THE DAMAGES WHICH WOULD BE SUFFERED BY SELLER UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT IS ENTERED INTO, AND SELLER SHALL RETAIN SUCH SUM AS THE SOLE RIGHT OF DAMAGES FOR BREACH OF CONTRACT. IN PLACING THEIR INITIALS IN THE SPACE PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THE PROVISION AT THE TIME THIS AGREEMENT WAS MADE.

     7.  TITLE AND TITLE INSURANCE.  At the Close of Escrow, Seller will
         -------------------------
deliver to Purchaser a grant deed conveying fee simple title to the Purchaser as evidenced by an ALTA policy of title insurance (Seller shall pay for the CLTA portion and Purchaser shall pay for the ALTA portion as provided in Article 17(e) below), in the amount of the purchase price, insuring Purchaser's interest in the Property. Title to be conveyed by Seller shall be free of liens and encumbrances except for current real estate taxes, those matters (as of the date of the PTR) approved in writing by Purchaser.

     8.  POSSESSION.  Upon the Close of Escrow, Purchaser shall receive
         ----------
possession of the Property free and clear of all tenants' uses and occupancies with the exception of and subject to Seller's right to extend its period of occupancy pursuant to Article 19 herein. Seller shall indemnify and hold Purchaser harmless from tenants other than Seller claiming a right to possession arising before the closing date.

     9.  "AS IS" PURCHASE AND SALE.  Purchaser agrees that it is purchasing the
         -------------------------
Property in "AS IS" condition, and subject to all faults of every kind and nature whatsoever, whether latent or patent, and whether now or hereafter existing. Purchaser agrees to, and at Close of Escrow shall, warrant and represent to Seller that Purchaser investigated and inspected the Property to its complete satisfaction including, but not by way of limitation, all physical conditions on or relating to the Property, its surface and subsurface, its construction, the income to be derived from the property, the habitability, merchantability, marketability, or fitness for a particular purpose of the Property, all zoning or other governmental restrictions or requirements or other matters which relate or apply to the Property, and that, except as specifically set forth in this agreement, Purchaser purchases and accepts the Property on the basis of its inspection and subject to any regulations and codes which are or may be imposed upon the Property by any governmental or quasi-governmental authority having jurisdiction thereof. Purchaser further agrees, represents and warrants to Seller that, except as specifically set forth in this agreement, Purchaser has not relied, and will not rely, upon any surveys or data supplied by Seller, or any statements, or the failure to make any statements, by Seller or Seller's agents, contractors or employees, or by any person acting or purporting to act, on behalf of Seller other than the express warranties of Seller set forth below. Purchaser specifically agrees that, except as specifically set forth in this Agreement, and except as may be required under the Lease (as defined below) Seller shall not be obligated to do any restoration nor be responsible for any work or improvements necessary to cause the Propertynto meet any applicable laws, ordinances, regulations or codes, or be suitable for any particular use.

    10.  CASUALTY OR CONDEMNATION. If prior to the Close of Escrow any portion
         ------------------------
of the Property is acquired or condemned by eminent domain (except the street dedication identified by the City of Vernon on the Boyle Avenue frontage of the Property), inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose ("Condemned") or destroyed by fire or other casualty, Purchaser may either (i) terminate this Agreement, or (ii) elect to nevertheless purchase the Property, in which case Purchaser shall close this transaction and receive an assignment from Seller of any insurance proceeds payable as a result of such casualty or condemnation award recovered or recoverable by Seller, and this Agreement shall continue in full force and effect.

    11.  COMMISSION.  Any and all commissions, compensation or other broker's or
         ----------
finder's fee expenses incident to this sale shall be paid by Seller to CB Commercial and Trammell Crow Company.

    12.  ASSIGNMENT.  This Agreement may not be assigned by either party without
         ----------
the consent or approval of the other party, which consent shall not be unreasonably withheld.

    13.  WARRANTIES OF SELLER.  Seller represents and warrants that:
         --------------------

         a. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the owner of and has full right and power and authority to sell, convey and transfer the Property, as provided in this agreement.

         b. Until the Close of Escrow, Seller shall maintain the Property in its present condition, ordinary wear and tear excepted.

         c. To the best of Seller's actual knowledge, there is no litigation pending or threatened which will affect the Property which Seller has heretofore not disclosed to Purchaser.

         d. This agreement has been duly executed by Seller and constitutes a valid, binding and enforceable obligation of Seller.

         e. Seller has not actually received any written notice of (i) any pending widening, modification or realignment of the streets abutting the Property, or (ii) any proposed eminent domain action, or (iii) any uncured violation of any law, ordinance or regulation (including but not limited to zoning, building, fire, health and safety).

         f. To the best of Seller's actual present knowledge without undertaking any further investigation, and except as otherwise disclosed to Purchaser in writing: (i) there are no Hazardous Materials installed or stored in or otherwise existing at, on, in or under the Property which are in violation of any Environmental Laws or which are or have been at any time in amounts or concentrations sufficient to require the reporting of such materials to any governmental authority, and (ii) no Hazardous Materials were previously installed, stored or existed at the Property in violation of any Environmental Laws. Seller hereby agrees to indemnify and hold harmless Purchaser, Purchaser's employees, agents, and any successors to Purchaser's interest in the chain of title to the Property, from and against any and all liability, (i) including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Seller or any prior owner or operator of the Property, and (ii) including without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Property as a result of Seller's breach of the representations and warranties set forth herein. Notwithstanding the foregoing, Seller's indemnity shall not include any liability or responsibility for any release, repair, cleanup or detoxification caused by or arising from the conduct or negligence of Purchaser, its employees, agents, or any successors in interest after Seller vacates the Property, including but not limited to any demolition, renovation or construction activities undertaken by Purchaser. Seller's obligations pursuant to the foregoing indemnity shall survive the Close of Escrow.

         As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic materials, substances or wastes, pollutants or contaminants defined, listed or regulated by the Environmental Laws (defined below) or any other federal, state, county, or local law, regulation, order or common law decision, including but not limited to (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Property or to persons on or about the Property or cause the Property to be in violation of any Environmental Laws, (ii) asbestos in any form which is friable,
(iii) urea formaldehyde in foam insulation or any other form, (iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing, (v) medical wastes and biohazards,
(vi) radon gas, and (vii) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property.

         As used herein, the term "Environmental Laws" means and includes any law, ordinance, regulation or requirement now or hereinafter in effect relating to land use, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), human health and safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. (S)9601, et seq.),
                                                                    ------
the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.), the Emergency Planning and
                                    ------
Community Right to Know Act (42 U.S.C. (S)(S) 11001 et seq.), the Clean Air Act
                                                    -- ---
(42 U.S.C. (S)(S) 7401 et seq.), the Clean Water Act (33 U.S.C. (S)(S) 1251 et
                       -- ---                                               --
seq.), the Toxic Substances Control Act (15 U.S.C. (S)(S) 2601 et seq.), the
---                                                            -- ---
Hazardous Materials Transportation Act (49 U.S.C. (S)(S) 1801 et seq.), the
                                                              -- ---
Occupational Safety and Health Act (29 U.S.C. (S)(S) 651 et seq.), the Federal
                                                         -- ---
Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S)(S) 136 et seq.), and
                                                                -- ---
the Safe Drinking Water Act (42 U.S.C. (S)(S) 300f et seq.), as any of the same
                                                   -- ---
may be amended from time to time, and any state or local law dealing with environmental matters, and any regulations, orders, rules, procedures, guidelines and the like promulgated in connection therewith, regardless of whether the same are in existence on the date of this Agreement.

    14.  DELIVERIES AT CLOSING.
         ---------------------


         a.  Seller's Deliveries at Closing.  On or before the Close of Escrow,
             ------------------------------
in addition to having satisfied any other obligations set forth in this Agreement, Seller shall deliver or cause to be delivered to Purchaser and/or Escrow Holder, as applicable, the following properly executed and acknowledged documentation:

       (i) A duly executed and acknowledged Grant Deed, conveying title to the Property to Purchaser;

       (ii)   The FIRPTA Affidavit;

       (iii)  The Lease;

       (iv)   The Memorandum of Right of First Refusal;

       (v) Incumbency Certificates, certified copies of Board of Director resolutions, or other appropriate evidence of the due execution, delivery and authorization of documents executed by Seller in connection with this Agreement and the transactions contemplated hereunder as Purchaser may reasonably request;

       (vi)   Seller's share of the closing costs, expenses and prorations;

       (vii)  Additional Escrow Instructions required by Escrow Holder; and

       (viii) Any other documents reasonably necessary to consummate the purchase and sale described herein.

         b.  Purchaser's Deliveries at Closing.  On or before the Close of
             ---------------------------------
Escrow, in addition to having satisfied any other obligations set forth in this Agreement, Purchaser shall deliver or cause to be delivered to Seller and/or Escrow Holder, as applicable, the following properly executed and acknowledged documentation:

       (i)    The purchase price;

       (ii)   The Lease;

       (iii) Purchaser's share of the closing costs, expenses and prorations;

       (iv) Incumbency Certificates, certified copies of Board of Director resolutions, or other appropriate evidence of the due execution, delivery and authorization of documents executed by Purchaser in connection with this Agreement and the transactions contemplated hereunder as Seller may reasonably request;

       (v)    Additional Escrow Instructions required by Escrow Holder; and

       (vi) Any other documents reasonably necessary to consummate the purchase and sale described herein.

    15.  ACCEPTANCE LIMITS.  In the event this agreement is not executed by
         -----------------
Purchaser by close of business on or before July 30, 1997, the offer to sell the Property contained herein shall automatically become null and void.

    16.  ESCROW CHARGES.  Upon Close of Escrow, Purchaser and Seller direct
         --------------
Escrow Holder to deduct from Purchaser's and Seller's accounts the following:

         a. One-half(1/2) the total escrow fee from Purchaser's account and one-half (1/2) from Seller's account.

         b.   Cost of drawing the deed from Seller's account.

         c.   Cost of recording the deed from Purchaser's account.

         d.   Cost of documentary transfer tax from Seller's account.

         e. Cost of the CLTA policy of title insurance from Seller's account. If Purchaser requires an ALTA policy, Purchaser shall pay the incremental difference in premium.

         f. All real estate taxes and assessments shall be prorated to the Close of Escrow and deducted from the respective accounts.

         g. Cost of the commission payable to CB Commercial from Seller's account.

         h. All other costs shall be charged in accordance with Los Angeles County custom.

    17.  MISCELLANEOUS.
         -------------

         a.   Required Actions of Purchaser and Seller.  Purchaser and Seller
              ----------------------------------------
agree to execute all instruments and documents and to take all other action (including the deposit of additional funds) required to consummate the purchase and sale provided for by this agreement, and shall use their best efforts to close escrow in accordance with the provisions hereof.


         b.   Time is of the Essence.  Time is of the essence of this agreement
              ----------------------
and failure to comply with this provision shall be a material breach of this agreement.

         c.   Attorney's Fees.  In any action between the parties seeking
              ---------------
enforcement of any of the terms and provisions of this agreement, the escrow or in connection with the Property, the prevailing party in that action shall be entitled to recover from the other party (in addition to such damages, injunctive relief or other relief as may be available) its reasonable costs and expenses, including court costs and attorney's fees. Each of the parties agrees to submit jurisdiction in any such case to the court, so long as the proceeding is still pending therein, and the parties agree that Los Angeles County, California shall be the appropriate venue for any such action. In addition to the foregoing, the prevailing party shall be entitled to recover from the other party the attorney's fees incurred to enforce any judgment against the other party to this agreement. This provision is severable from other provisions of this agreement and shall survive any judgment and not be deemed merged into it.

         d.   Notices.  All notices and demands shall be given in writing and
              -------
delivered personally or by reputable overnight delivery (such as Federal Express), or by registered or certified mail with postage prepaid and return receipt requested. Notice shall be considered given when personally served, or on the date of delivery as shown by the addressee's registry or certification receipt. Notices shall be addressed to the parties at the addresses which appear above their signatures. IF TO SELLER, NOTICES SHALL BE TO THE ATTENTION OF THE DIRECTOR OF PROPERTY MANAGEMENT.

         e.   Binding on Successors.  This agreement inures to the benefit of,
              ---------------------
and is binding on, the parties, their respective heirs, personal representatives, successors and permitted assigns.

         f.   Counterparts.  This agreement, and all amendments and supplements
              ------------
to it, may be executed in counterparts, and all counterparts together shall be construed as one document.

         g.   Captions.  The captions heading the various articles and
              --------
paragraphs of this agreement are for convenience and shall not be considered to limit, expand, define or modify the contents of the respective articles and paragraphs. Masculine, feminine or neuter gender, and the singular and the plural number, shall be considered to include the other whenever the context so requires.

         h.   Controlling Law.  This agreement shall be interpreted under the
              ---------------
laws of the State of California.

         i.   Entire Agreement.  This agreement constitutes the entire agreement
              ----------------
between the parties and supersedes all prior discussions, negotiations and agreements, whether written or oral. Any amendment to this agreement, including any oral modification supported by new consideration, must be reduced to writing and signed by both parties before it will be effective.

         j.   Waiver.  No waiver by a party of any provision or any breach of
              ------
this agreement shall be considered a waiver of any other provision, or any subsequent breach of the same or any other provision, including the time of performance of any such provision. The exercise by a party of any remedy provided in this agreement or at law shall not prevent the exercise by that party of any other remedy provided for in this agreement or at law.

         k.   Addendum.  Any attached addendum which is signed or initialed by
              --------
the parties shall be deemed a part of this agreement and wherever there is a conflict in provisions those in the addendum shall prevail.

         l.   Insurance.  Seller shall maintain insurance at the Property
              ---------
through the Close of Escrow, in commercially reasonable amounts and coverages. Thereafter, Seller shall maintain insurance at the Property in the amounts and coverages provided for in the Lease.

         m.   FIRPTA.  As required under the Foreign Investment In Real Property
              ------
Tax Act, prior to Close of Escrow Seller shall provide Purchaser with an affidavit executed under penalty of perjury that Seller is not a "foreign person".

         n.   Invalid Provision.  If any provision of this agreement is held to
              -----------------
be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable; this agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this agreement and the remaining provisions of this agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provisions or by its severance from this agreement.

         18.  EXTENSION OF OCCUPANCY OF PROPERTY BY SELLER.
              --------------------------------------------
         Purchaser acknowledges and is fully aware that Seller is currently occupying the Property and intends to relocate it warehouse and offices to a new location. Purchaser agrees to allow Seller to occupy the Property after the Close of Escrow for a period not to exceed: (i) September 15, 1998 for an area of approximately 25,000 - 30,000 square feet adjacent to the Office portion of the building. (ii) October 15, 1998 for the Office portion of the building identified as "B" on Exhibit "C" attached hereto, and (iii) November 15, 1998 for the entire Property. The terms and conditions of Seller's occupancy of the Property shall be set forth in a written Lease to be entered into between Seller and Purchaser upon Close of Escrow, which terms and conditions shall include the following:

         a. Monthly rent of One Hundred Five Thousand and No/100 Dollars ($105,000.00) per month on a triple-net basis beginning with the Commencement Date and continuing until Seller has fully vacated the Property.

         b. Seller agrees to use its commercially reasonable best efforts to vacate the Property on or before the dates stated above. If Seller fails to vacate within the time frames set forth above, the rent payable under the Lease will be increased as follows:

              (i) $5,000.00 per day for each day beyond September 15, 1998 for the 25,000 - 30,000 square feet adjacent to the office building portion of the Premises;

             (ii) $5,000.00 per day for each day beyond October 15, 1998 for the office building portion of the Premises; and

            (iii) $10,000.00 per day for each day beyond November 15, 1998 for the entire Premises until Seller has fully and finally vacated the Property.

         c. Seller shall execute any documents reasonably required by Purchaser's lender for the purpose of subordinating the Lease to the lien of such lender.

         20.  RIGHT OF FIRST REFUSAL.  In addition to the Property which is the
              ----------------------
subject of this Agreement Seller also owns the real property identified as Building "B" on Exhibit "A" attached to this Agreement. If at any time prior to September 30, 2000, Seller shall receive a bona fide offer from any third person to purchase Building "B", Seller shall deliver to Purchaser written notice of the terms of such offer and of the intention of Seller to accept same.
Purchaser or Purchaser's nominee shall have the right for a period of twenty
(20) days after receipt of Seller's notice to notify Seller of its desire to purchase Building "B" for the purchase price and on the terms specified in Seller's notice; and if the Purchaser or Purchaser's nominee does not elect within the 20-day period to purchase Building "B" on the terms and conditions in Seller's notice, then Seller may, without further notice, sell Building "B" to such third person provided the sale is subject to the terms and conditions contained in Seller's notice. This right of first refusal shall be applicable to any and all subsequent offers to purchase received by Seller's successors and assigns.

     The parties agree to execute a Memorandum of Right of First Refusal, or similar document, in recordable form, and to thereafter record the same in the official records of Los Angeles County in connection with the Close of Escrow, for the purpose of creating a public record of the rights granted under this
Article 20.

     For purposes of this Article 20, "third person" shall mean any person, partnership, firm or corporation other than the Seller; and this Article shall not apply in the case of an inter-corporation transaction, an inter-corporation merger, a transfer to the shareholders of or between the shareholders of the Seller's corporation or any of its subsidiaries or affiliates, or transfers by virtue of liquidation or merger, or transfers among the shareholders or partners to members of their families, whether by inter vivos transaction, by will, or according to operation of law in the event of a death; provided, however, that the right of first refusal granted hereunder shall survive and shall be binding upon any such subsidiary, affiliate or successor entity.

     The parties hereby agree to sell and purchase the Property on the terms and conditions stated, and acknowledge receipt of a copy of this agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement to Sell and Purchase Real Property and Escrow Instructions as of the date first above written.

SELLER:                                   PURCHASER:

SMART & FINAL INC.
a Delaware corporation                    By:     /s/ Fred Kayne
4700 S. Boyle Avenue                              --------------
Vernon, CA 90058                                  FRED KAYNE

By:     /s/ Martin A. Lynch
        -------------------               Date:   August 1, 1997
                                                  --------------
Title:  Executive V.P. and CFO
        ----------------------

By:     /s/ Donald G. Alvarado
        ----------------------

Title:  Sr, V.P., Law/Development
        -------------------------

Date:   August 1, 1997
        --------------

                   FIRST AMENDMENT TO AGREEMENT TO SELL AND
                PURCHASE REAL PROPERTY AND ESCROW INSTRUCTIONS


     This First Amendment to Agreement to Sell and Purchase Real Property and Escrow Instructions ("First Amendment") is entered into as of September 17, 1997, by and between SMART & FINAL INC., a Delaware corporation ("Seller"), and FRED KAYNE, or assignee ("Purchaser"), with reference to the following facts:

     A. Seller and Purchaser have heretofore entered into an AGREEMENT TO SELL AND PURCHASE REAL PROPERTY AND ESCROW INSTRUCTIONS dated as of August 1, 1997 ("the Agreement") for that certain real property commonly known as 4700 S. Boyle Avenue, 4719 S. Boyle Avenue, and 4820 Alcoa Avenue, Los Angeles (Vernon), California 90058. ("the Property").

     B. Escrow for the sale of the Property is open at Fidelity National Title Company and is known as Escrow No. 614131-PB.

     C. The parties wish to further amend the Agreement to provide for certain assurances regarding certain matters with respect to the Closing as set forth herein. Purchaser is unwilling to purchase the Property from Seller without assurances that such matters will be satisfied in a timely fashion.

     NOW, THEREFORE, the parties agree as follows:

     1. Unless otherwise specified herein, all capitalized terms in this First Amendment shall have the same meanings as set forth in the Agreement.

     2.  Article 3e is hereby amended to read in its entirety as follows:

         "e.  Approval of Lease.  The parties shall have entered into a Lease
              -----------------
described in Article 19 below prior to and effective only upon and as of the Close of Escrow."

     3.  Article 3 is hereby amended to add the following:

         "g.  End of Due Diligence Period and Waiver of Contingencies.  The
              -------------------------------------------------------
parties hereby agree and acknowledge that the Due Diligence Period has expired. Purchaser hereby waives any and all remaining conditions and/or contingencies to Closing under the Agreement, except as may be specifically agreed to in this First Amendment."

     4.  Article 13f is hereby amended to add the following:

         "f.  Environmental Condition on Land D.  Notwithstanding the
              ---------------------------------
foregoing, the parties are informed that a 45' deep concrete pit as well as some apparent environmental conditions (collectively the "Land D Conditions") exist at the empty lot identified as "Land D" in the Agreement, and more particularly described as 4820 Alcoa Avenue, Los Angeles (Vernon),

California. Seller expressly indemnifies and holds harmless Purchaser from all liability and damages with respect to such Land D Conditions, as provided in this Article 13f, and agrees to be responsible for any compliance or remediation that may hereafter be required in connection with such Land D Conditions."

     5.  Article 13 of the Agreement is hereby amended to add the following:

         "g.  Removal of Underground Storage Tank.  On or before the earlier of
              -----------------------------------
(i) Seller's vacation of the Property, or (ii) November 15, 1998 (the "Outside Completion Date"), Seller shall cause the underground storage tank(s) ("UST(s)") at the Property identified in that certain corrective action report from the City of Vernon dated July 14, 1997, to be removed in accordance with applicable laws, including the Environmental Laws, and to conduct any borings and/or soil remediation that may be required in connection therewith. Compliance with this
Article 13g shall be accomplished by the delivery of a certificate from the governmental agency having jurisdiction over such removal demonstrating compliance with the requirements for appropriate removal of the UST(s), together with a certificate from the contractor performing the removal that the UST(s) has been removed in accordance with applicable laws."

         h.  Roof and Air Conditioning Repair.  Seller agrees to contribute the
             --------------------------------
sum of One Hundred Thousand Dollars ($100,000.00) towards the repair of the roof and air conditioning system at the Property, which amount shall be delivered to Purchaser in the form of a credit against the Purchase Price at Closing.

         i.  Title XIX Fire Certification.  On or before the earlier of the (i)
             ----------------------------
Outside Completion Date, or (ii) such date as may be required by the Vernon Fire Department, Seller shall complete the Title XIX Fire Certification with respect to the Property and any improvements located thereon.

         j.  Furniture, Fixtures and Equipment.  Notwithstanding the provisions
             ---------------------------------
of Article 3f of the Agreement Seller agrees to sell and deliver to Purchaser, as part of the Property to be acquired by Purchaser at the Closing and without any increase in the Purchase Price payable under the Agreement, only the following items of personal property:

         A.  Generator together with the attached 500 gallon approved tank;

         B.  Cardboard Baler;

         C.  Intercom and Music System in Warehouse;

         D. Tables and chairs for the three (3) meeting rooms located in the 4719 South Boyle Avenue Building (also known as the Smart "U" Building); and

         E. All racking located in the east end of the 4700 South Boyle Avenue Building as identified on Exhibit "C" attached to the Agreement.

     6. This First Amendment is entered into in conjunction with the Agreement, and it is intended by the parties that it be integrated into the Agreement. Except as amended herein all other terms and conditions of the Agreement shall remain in full force and effect.

     7. This First Amendment may be executed in counterparts, each of which shall be an original, but all of which shall together constitute but one and the same instrument. Facsimile signatures of this First Amendment shall have the same binding effect as original signatures.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Agreement to Sell and Purchase Real Property and Escrow Instructions as of the date first above written.

SELLER:                                      PURCHASER:

SMART & FINAL INC.
a Delaware corporation                       By:    /s/ Fred Kayne
4700 S. BOYLE AVENUE                                ------------------
Vernon, CA 90058                                    FRED KAYNE

By:     /s/ Dennis Chiavelli                 Date:  September 17, 1997
        --------------------                        ------------------

Title:  Executive Vice President
        ------------------------

By:     Donald G. Alvarado
        ------------------

Title:  Senior Vice President
        ---------------------

Date:   September 18, 1997
        ------------------

                                       3